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                        CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Strategic Series 2000-C, 10/A+ Portfolio:

  We consent to the use of our report dated August 8, 2000, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                             /s/ KPMG LLP

New York, New York
August 8, 2000